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                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT

                 SCICLONE PHARMACEUTICALS INTERNATIONAL LIMITED
                       SCICLONE PHARMACEUTICALS ITALY SRL
                               SCICLONE JAPAN K.K.